Exhibit 99.1

Vroom announces pricing of first auto loan securitization

NEW YORK, NY (February 10, 2022) -- Vroom (NASDAQ: VRM), an innovative ecommerce platform that offers a better way to buy and sell used vehicles, today announced that United Auto Credit Corporation (UACC), a wholly-owned subsidiary of the company, priced an auto loan securitization offering of $296.17 million in aggregate principal amount of automobile receivable backed notes on February 9, 2022.

The Q1 2022 securitization is a private offering under Rule 144A in which UACC expects to sell approximately $281.35 million of the rated notes. The transaction represents UACC's 13th securitization overall and first since its acquisition by Vroom. The transaction features five classes of sequential-pay securities with expected ratings of AAA/AAA through BB-/BB by S&P Global Ratings and DBRS Morningstar, respectively, and priced at a weighted average coupon of 3.01%.

The securitization has been structured as an off-balance sheet transaction in which UACC expects to sell approximately $318.46 million in principal balance of auto loans to a securitization trust and receive proceeds from the issuance and sale of rated notes and unrated residual certificates and retain a minimum 5% vertical risk retention interest in each class of notes and certificates.

“This transaction is an exciting first step in integrating UACC’s strong reputation and AAA ratings into Vroom’s long-term strategic goals,” said Paul Hennessy, Chief Executive Officer at Vroom. “Over time, UACC’s in-house financing capabilities will allow us to deliver a superior digital car buying and lending consumer experience, offer new ways for existing partners and new investors to access Vroom’s loan portfolio and allow us to fully participate in loan economics, transitioning Vroom from a 100% indirect model to a fully captive model which has the potential to accelerate our sales velocity and deliver a significant gross profit improvement for our shareholders.”

Transaction settlement for the rated notes is expected to be on or about February 16, 2022. Wells Fargo Securities, LLC and Capital One Securities, Inc. acted as joint lead managers of the transaction and J.P. Morgan Securities, LLC, acted as co-manager. UACC is represented in this transaction by Katten Muchin Rosenman LLP as issuer’s counsel.

The notes and certificates will not be registered under the Securities Act of 1933, as amended (the “Securities Act“), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from, or a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The notes and certificates were offered and are only being sold to qualified institutional buyers under Rule 144A under the Securities Act.

This press release is not an offer to sell, nor a solicitation of an offer to buy, any securities, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Vroom, Inc.:

Vroom is an innovative, end-to-end ecommerce platform designed to offer a better way to buy and a better way to sell used vehicles. The company's scalable, data-driven technology brings all phases of the vehicle buying and selling process to consumers wherever they are and offers an extensive selection of vehicles, transparent pricing, competitive financing, and at-home pick-up and delivery. Vroom has offices in New York, Houston and Detroit and also operates the Texas Direct Auto brand. For more information, visit vroom.com.

About United Auto Credit Corporation:

UACC is a leading, nationwide technology-enabled auto lender serving the independent dealer market. UACC has made significant investments in developing proprietary technology that has enabled it to adapt to the ever-changing market, scale efficiently and generate operating leverage. UACC is based in Newport Beach, CA, Ft. Worth, TX and Buffalo, NY. For more information, visit unitedautocredit.net.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations for future results of operations and the impact of the UACC acquisition. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading "Risk Factors" in our Form 10-K for the year ended December 31, 2020 and our Quarterly report on Form 10-Q for the quarter ended September 30, 2021, which are available on our Investor Relations website at ir.vroom.com and on the U.S. Securities and Exchange Commission’s website at sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Media Contact:

Moxie Communications Group

Alyssa Galella

vroom@moxiegrouppr.com

(562) 294-6261

Investor Relations:

Vroom

Allen Miller

investors@vroom.com

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